                                               AGREEMENT TERMINATING
                                         THE REGISTRATION RIGHTS AGREEMENT

                  This AGREEMENT TERMINATING THE REGISTRATION RIGHTS
AGREEMENT is dated as of December 21, 2000 (the "Agreement"), by and between W/W
Group Holdings, L.L.C., a Delaware limited liability company ("W/W Group"), and Wellsford
Real Properties, Inc., a Maryland corporation ("WRP").

                  Reference is hereby made to that certain Registration Rights Agreement, dated as of May 28, 1999, by and between W/W Group and WRP (the "Registration Rights Agreement"),
a copy of which is attached hereto as Exhibit A.

                  Effective as of the date hereof, W/W Group and WRP hereby terminate the
Registration Rights Agreement.  From and after the date hereof, such agreement shall have no further force and effect and no party shall have any further rights or obligations thereunder.

                  This Agreement shall be governed by the internal laws of the State of New York.

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written

                                            W/W GROUP HOLDINGS, L.L.C.

                                            By:        /s/ Ronald Bernstein
                                                     -----------------------------------
                                                     Name:    Ronald Bernstein
                                                     Title:   Vice President

                                            WELLSFORD REAL PROPERTIES, INC.

                                            By:        /s/ Edward Lowenthal
                                                     --------------------------------------------
                                                     Name:    Edward Lowenthal
                                                     Title:   President

                                                     EXHIBIT A

                                 Registration Rights Agreement
                                 (incorporated by reference to Exhibit 4.43 to
                                 Form 10-K filed on March 29,2000)

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